Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of this 24th day of August 2021 (the “Effective Date”), by and between ORBSAT CORP, a Nevada corporation with offices at 18851 N.E. 29th Ave, Suite 700, Aventura, FL 33180 (the “Corporation”), and DOUGLAS S. ELLENOFF (the “Mr. Ellenoff”), under the following circumstances:

RECITALS:

A. The Corporation desires to employ Mr. Ellenoff to provide the services of Mr. Ellenoff upon the terms and conditions hereinafter set forth; and

B. Mr. Ellenoff desires to be employed by the Corporation and to serve as a director of the Corporation upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties mutually agree as follows:

1. Employment. The Corporation hereby employs Mr. Ellenoff, and Mr. Ellenoff hereby accepts the employment by the Corporation, subject to the terms and conditions set forth in this Agreement. The Corporation hereby employs Mr. Ellenoff, and Mr. Ellenoff hereby agrees to be employed by the Corporation, for the period and subject to the terms and conditions set forth herein. In performance of the employment pursuant to this Agreement, neither party will be deemed to have created a partnership, or joint venture with the other. The services to be provided by Mr. Ellenoff do not include the provision of legal advice.

2. Duties. Mr. Ellenoff shall serve as Vice Chairman of the Board and Chief Business Development Strategist of the Corporation, with such duties, responsibilities, and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Board of Directors (the “Board”) of the Corporation. Mr. Ellenoff shall also be appointed to serve as a member of the Corporation’s Board within five (5) business days of the execution of this Agreement. During the term of Mr. Ellenoff’s service as Chief Development Strategist, the Board shall nominate and renominate Mr. Ellenoff to be re-elected to the Board. During the Term (as defined in Section 3), Mr. Ellenoff shall devote such time and effort as he believes is necessary to the performance of his duties hereunder. Mr. Ellenoff, and his law firm, Ellenoff Grossman & Schole LLP, are not being engaged to provide legal services to the Corporation. This Agreement shall impose no restriction upon the amount of time Mr. Ellenoff devotes to the conduct of other business affairs (including without limitation Mr. Ellenoff’s fulfillment of his obligations as a partner of the law firm of Ellenoff Grossman & Schole LLP) and charitable, professional, and investment activities. Mr. Ellenoff shall notify Corporation of any physical, mental or emotional incapacity resulting from injury, sickness or disease that materially affects Mr. Ellenoff’s ability to carry out the duties and responsibilities of his position. The Corporation shall keep such information confidential and use it solely for purposes of this Agreement.

3. Term of Employment. The term of Mr. Ellenoff’s employment hereunder, unless sooner terminated as provided herein (the “Term”), shall be for a period of three (3) years from the date hereof.

4. Compensation of Mr. Ellenoff.

(a) Restricted Stock. In consideration for his service as a member of the Board of Directors of the Corporation, Mr. Ellenoff shall receive a Restricted Stock Award (the “RSA”) of forty thousand (40,000) shares of the Corporation’s Common Stock within five (5) business days of the time of execution of this Agreement, and an RSA of twenty thousand (20,000) shares of the Corporation’s Common Stock on each succeeding annual anniversary of the execution of this Agreement provided that Mr. Ellenoff served on the Board of Directors of the Corporation at any time during the prior year. Such RSAs shall be fully vested upon issuance, and shall be issued outside of any existing equity, option or incentive plan of the Corporation. The Corporation at its sole expense shall make provision for the registration of the reoffer and resale by Mr. Ellenoff of the securities granted to Mr. Ellenoff pursuant to the RSA.

(b) Cash Compensation. Mr. Ellenoff shall not be entitled to receive any cash compensation.

(c) Stock Options.

(i) In consideration of his services as Chief Business Development Strategist, within five (5) business days of the date of execution of this Agreement, Mr. Ellenoff will receive options (the “Options”) to purchase a total of one million five hundred thousand (1,500,000) shares of the Corporation’s Common Stock (“Shares”); the Options shall be issued outside of any existing equity, option, or incentive plan of the Corporation.

(ii) The exercise price of the Options shall be $5.35 (Five Dollars and Thirty-Five Cents) per share; the Options shall be immediately exercisable upon vesting; and the Options shall terminate on the fifth anniversary of the date the Options vest, unless sooner terminated pursuant to the terms of this Agreement.

(iii) The Options to purchase the 1,500,000 Shares shall vest as follows:

(A) Options to purchase three hundred thousand (300,000) shares shall vest immediately upon issuance; thereafter, Options to purchase an additional one hundred fifty thousand (150,000) shares shall vest on each of the next three annual anniversaries of the Effective Date, provided that this Agreement remains in full force and effect as of such dates.

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(B) Options to purchase 750,000 Shares shall vest at the rate of 250,000 per year on each of the first three anniversaries of the Effective Date if the following vesting conditions were satisfied during the prior year: Mr. Ellenoff shall have introduced the Corporation to twelve (12) or more potential Business Transactions (defined below) intended to expand the business of the Corporation during the preceding year, one of which the Chief Executive Officer (“CEO”) determined was sufficiently of interest to the Corporation to cause an in person or virtual meeting with the relevant parties. Potential Business Transactions could consist of US-based or international license, distribution, joint venture, partnership, acquisition, merger, asset purchase, or capital stock exchange, opportunities. Notwithstanding the requirements stated above, should the CEO believe that Mr. Ellenoff has provided sufficient other benefits and value to the Company, the CEO may, in his sole and absolute discretion, waive the requirements in any given year and Mr. Ellenoff will be fully entitled to the vesting of Options for such period.

(C) All Options shall vest immediately upon a Change in Control (as defined in this Agreement).

(iv) Mr. Ellenoff shall be entitled to cashless exercise of his Options. Specifically, the exercise price shall be paid to the Corporation by means of the Corporation withholding: (A) the number of Shares necessary to pay the exercise price of the Options; and (B) the number of Shares Mr. Ellenoff authorizes in writing for the Corporation to withhold for purposes of income taxes Mr. Ellenoff may owe as a result of exercising his Options. The Corporation shall pay to the U.S. Internal Revenue Service and New York Division of Revenue the value of such withheld shares in accordance with, and within the times required by, the Internal Revenue Code and applicable regulations.

(v) The Corporation at its sole expense shall make provision for the immediate registration of, reoffer, and resale by Mr. Ellenoff of the Shares issuable to him upon exercise of the Options in accordance with the registration rights agreement annexed hereto as Exhibit “A.”

(vi) The Options shall be subject to a standard weighted average anti-dilution provision and any Option award agreement shall contain such a provision.

(d) Reimbursement of Expenses. The Corporation shall pay or reimburse Mr. Ellenoff for all reasonable out-of-pocket expenses actually incurred or paid by Mr. Ellenoff in the course of his employment, consistent with the Corporation’s policy for reimbursement of expenses which may be modified from time to time without notice.

(e) Participation In Benefit Plans. Mr. Ellenoff shall be eligible to participate in any stock option or other equity incentive plans of the Corporation and any pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Corporation provides to its senior employees.

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5. Termination.

(a) This Agreement and Mr. Ellenoff’s employment hereunder shall terminate upon the happening of any of the following events:

(i) upon Mr. Ellenoff’s death;

(ii) upon Mr. Ellenoff’s “Total Disability” (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended);

(iii) upon the expiration of the Initial Term of this Agreement or any Renewal Term thereof, if either party has provided a timely notice of non-renewal in accordance with Section 3, above;

(iv) at Mr. Ellenoff’s option, and for any reason or no reason, upon thirty (30) days prior written notice to the Corporation;

(v) at the Corporation’s option, in the event of an act by Mr. Ellenoff, defined in Section 5(d), below, as constituting “Cause” for termination by the Corporation; or

(vi) at Mr. Ellenoff’s option, in the event of an act by the Corporation, defined in Section 5(c), below, as constituting “Good Reason” for termination by Mr. Ellenoff.

(b) For purposes of this Agreement, the term “Good Reason” shall mean that Mr. Ellenoff has resigned due to (i) any diminution of duties inconsistent with Mr. Ellenoff’s title, authority, duties and responsibilities (including, without limitation, a change in the chain of reporting) including removal of Mr. Ellenoff from the Board; (ii) at any time following the consummation of any Change in Control Transaction (as defined below); or (vi) any material violation by the Corporation of its obligations under this Agreement that is not cured within thirty (30) days after receipt of written notice thereof from Mr. Ellenoff. For purposes of this Agreement, the term “Change in Control Transaction” means the sale of the Corporation or its predecessor to an un-affiliated person or entity or group of un-affiliated persons or entities pursuant to which such party or parties acquire (i) shares of capital stock of the Corporation representing at least fifty percent (50%) of outstanding capital stock or sufficient to elect a majority of the Board of the Corporation (whether by merger, consolidation, sale or transfer of shares (other than a merger where the Corporation is the surviving corporation and the shareholders and directors of the Corporation prior to the merger constitute a majority of the shareholders and directors, respectively, of the surviving corporation (or its parent)) or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis.

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(c) For purposes of this Agreement, the term “Cause” shall mean:

(i) conviction with no available appeal of a felony or a crime involving fraud or moral turpitude; or

(ii) conviction with no available appeal or admission of theft, material act of dishonesty or fraud, intentional falsification of any employment or Corporation records, or commission of any criminal act which impairs Mr. Ellenoff’s ability to perform appropriate employment duties for the Corporation; or

(iii) intentional or reckless conduct or gross negligence materially harmful to the Corporation or the successor to the Corporation as reasonably determined by a majority of the independent directors of the Board after a Change in Control Transaction, including violation of a non-competition or confidentiality agreement; or

(iv) any material breach of this Agreement by Mr. Ellenoff, which breach, if curable, is not cured within fifteen (15) days after written notice to Mr. Ellenoff of such breach.

6. Effects of Termination.

(a) Upon termination of Mr. Ellenoff’s employment pursuant to Section 5(a)(i), (ii), (iii), or (iv) or (v) in addition to the reimbursement of documented, unreimbursed expenses incurred prior to such date, Mr. Ellenoff or his estate or beneficiaries, as applicable, shall be entitled to receive any RSAs and Options earned and/or vested through the such date; all other RSAs and Options shall immediately terminate.

(b) Upon termination of Mr. Ellenoff’s employment pursuant to Section 5(a)(vi), in addition to the reimbursement of documented, unreimbursed expenses incurred prior to such date, Mr. Ellenoff shall be entitled to receive any RSAs and Options provided for under this Agreement; any RSAs and Options that previously had not been vested shall immediately vest, and any RSAs or Options contemplated by the Agreement that had not yet been issued to Mr. Ellenoff shall be promptly issued by the Corporation.

(c) In no event shall Mr. Ellenoff be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Mr. Ellenoff under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether Mr. Ellenoff obtains other employment.

(d) Upon Mr. Ellenoff’s termination of his employment with the Corporation, Mr. Ellenoff agrees to fully cooperate in all matters relating to the winding up or pending work on behalf of the Corporation. Mr. Ellenoff further agrees that he will provide, upon reasonable notice, such information and assistance to the Corporation as may reasonably be requested by the Corporation in connection with any audit, governmental investigation, litigation, or other dispute in which the Corporation is or may become a party and as to which Mr. Ellenoff has knowledge; provided, however, that (i) the Corporation agrees to reimburse Mr. Ellenoff for any related out-of-pocket expenses, including travel expenses, and (ii) any such assistance may not unreasonably interfere with Mr. Ellenoff’s then current employment.

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7. Disclosure of Confidential Information.

(a) Mr. Ellenoff recognizes, acknowledges and agrees that he has had and will continue to have access to secret and confidential information regarding the Corporation, its subsidiaries and their respective businesses (“Confidential Information”), including but not limited to, its products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans, and Mr. Ellenoff shall keep such information confidential unless such information (i) is in or has becomes part of the public domain, (ii) became known to others through no fault of Mr. Ellenoff (iii) was disclosed by a third party who has an independent right to such information prior to the date of this Agreement or (iv) was available to Mr. Ellenoff prior to this Agreement on a non-confidential basis from a party not bound by a confidentiality agreement with the Corporation. Mr. Ellenoff acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Mr. Ellenoff will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any Confidential Information acquired by Mr. Ellenoff during the course of his employment, which is treated as confidential by the Corporation, and not otherwise in the public domain, except as required by law (but only after Mr. Ellenoff has provided the Corporation with reasonable notice and opportunity to take action against any legally required disclosure. The provisions of this Section 7 shall survive the termination of Mr. Ellenoff’s employment hereunder.

(b) In accordance with the (U.S.) Defend Trade Secrets Act, Company hereby provides to Mr. Ellenoff the following notice of immunity protection available thereunder: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”

(c) Mr. Ellenoff affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any prior employer(s) in providing services to the Corporation or its subsidiaries.

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(d) In the event that Mr. Ellenoff’s employment with the Corporation terminates for any reason, and Mr. Ellenoff does not remain on the Board, Mr. Ellenoff shall deliver forthwith to the Corporation any and all originals and copies, including those in electronic or digital formats, of Confidential Information; provided, however, Mr. Ellenoff shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to his employment, or termination thereof, with the Corporation.

8. Non-Solicitation.

(a) Mr. Ellenoff agrees and acknowledges that the Confidential Information that Mr. Ellenoff has already received and will receive is valuable to the Corporation and that its protection and maintenance constitutes a legitimate business interest of the Corporation, to be protected by the non-solicitation restrictions set forth herein. Mr. Ellenoff agrees and acknowledges that the non-solicitation restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on Mr. Ellenoff. Mr. Ellenoff also acknowledges that the Corporation’s business is conducted worldwide (the “Territory”), and that the Territory, scope of prohibited solicitation, and time duration set forth in the non-solicitation restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Corporation, its affiliates and/or its clients or customers. The provisions of this Section 8 shall survive the termination of Mr. Ellenoff’s employment hereunder for a period of 3 months after the termination of Mr. Ellenoff’s employment for whatever reason, and regardless of whether the termination is voluntary or involuntary, within the Territory.

(b) Mr. Ellenoff hereby agrees and covenants that he shall not without the prior written consent of the Corporation, during the Term and for a period of one (1) year after the termination of Mr. Ellenoff’s employment for whatever reason, and regardless whether the termination in voluntary or involuntary, within the Territory:

(i) Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Corporation to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement, for the purpose of competing with the Business of the Corporation;

(ii) Attempt in any manner to solicit or accept from any customer of the Corporation, with whom Mr. Ellenoff had significant contact during Mr. Ellenoff’s employment by the Corporation (whether under this Agreement or otherwise), business competitive with the Business done by the Corporation with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done with the Corporation, or if any such customer elects to move its business to a person other than the Corporation, provide any services of the kind or competitive with the Business of the Corporation for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the Business of the Corporation; provided that the foregoing prohibition shall not apply to any customer introduced to the Corporation by Mr. Ellenoff; or

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(iii) Interfere with any relationship, contractual or otherwise, between the Corporation and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Corporation, for the purpose of soliciting such other party to discontinue or reduce its business with the Corporation for the purpose of competing with the Business of the Corporation;

With respect to the activities described in Paragraphs (i), (ii), and (iii) above, the restrictions of this Section 8 shall continue during the Term and, upon termination of Mr. Ellenoff’s employment, for a period of one (1) year thereafter.

(v) The Corporation acknowledges that Mr. Ellenoff has, or throughout the Term may have, commitments and business activities not related to the Corporation. In this regard, there shall be no restriction on Mr. Ellenoff’s ability to fulfill such commitments or to engage in such business activities.

9. Federal, State and Local Income and Payroll Taxes. Mr. Ellenoff shall receive an IRS Form W-2 from the Corporation. Federal, state, and local income tax and payroll tax shall be withheld by the Corporation from any compensation paid to Mr. Ellenoff, and paid on behalf of Mr. Ellenoff, to the appropriate tax authorities.

10. Personal Nature of Agreement. Unless otherwise agreed to by the Corporation and Mr. Ellenoff, all of the services hereunder shall be performed by Mr. Ellenoff. This Agreement shall terminate upon the death of Mr. Ellenoff, or the incapacity or disability of Mr. Ellenoff, which substantially affects his ability to act in his performance of the services contemplated hereunder. Neither this Agreement nor any duties or obligations hereunder shall be assignable or subcontracted by Mr. Ellenoff.

11. Indemnification/Insurance.

(a) The Corporation shall indemnify, hold harmless Mr. Ellenoff and advance to Mr. Ellenoff costs and expenses of defense, including reasonable attorneys’ fees, to the fullest extent allowed under Nevada law relating to his service as a member of the Board of Directors and his employment as the Chief Business Development Strategist. The Corporation and Mr. Ellenoff will enter into a separate Indemnification Agreement annexed hereto as Exhibit “B.” Mr. Ellenoff’s rights under such Indemnification Agreement shall be in addition to, and not in derogation of, his rights to indemnification under the Corporation’s articles of incorporation and bylaws, any statute, and the common law. The Corporation agrees not to take any action that may limit the rights of indemnification and advancement of expenses available to Mr. Ellenoff in the future. In the event Mr. Ellenoff is required to threaten or initiate legal action for the purpose of enforcing rights to advancement of expenses or indemnification he shall be entitled to recover his reasonable attorneys’ fees related to such action and to his costs, if he prevails in such action.

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(b) During the term of Mr. Ellenoff’s service as an employee or a board member, whichever is longer, and for a period for a period of six years after the later of the end of his employment relationship or his board service, the Company, or any successor to the Company resulting from a Change in Control, shall keep in place a directors’ and officers’ liability insurance policy (or policies) providing comprehensive coverage to Executive in the amount of at least $5,000,000 (Five Million Dollars) or, if in a greater amount, to the extent that Company provides such coverage for any senior executive or director. Mr. Ellenoff, in his role as an employee, shall be named as an additional insured on the Corporation’s directors’ and officers’ insurance policy.

12. Survival. The provisions of Sections 4, 5, 6, 7, 8, 9, and 13 will survive the termination of this Agreement.

13. Miscellaneous.

(a) Mr. Ellenoff acknowledges that the services to be rendered by him under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Mr. Ellenoff agrees that any breach or threatened breach by him of Sections 7 or 8 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Mr. Ellenoff hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. The remedy of injunctive relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Corporation may have at law or in equity.

(b) Neither Mr. Ellenoff nor the Corporation may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other party.

(c) This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Mr. Ellenoff’s employment by the Corporation, supersedes all prior understandings and agreements, whether oral or written, between Mr. Ellenoff and the Corporation, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

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(d) This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

(e) The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g., Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

(g) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of laws and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Florida.

(h) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above. Electronic, PDF and facsimile signatures shall constitute original signatures.

(i) In the event of litigation or arbitration arising out of this Agreement, the prevailing party shall be entitled to the award of reasonable attorney and paralegal fees and costs at the trial and appellate levels, except that the Corporation shall not be entitled to recover its attorneys’ fees or paralegal fees if it prevails in a legal action brought by Mr. Ellenoff to obtain advance of expenses or indemnification under § 13(a) of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

ORBSAT CORP

By:	/s/ Charles M. Fernandez
Charles M. Fernandez
Title:	Executive Chairman & Chief Executive Officer

DOUGLAS S. ELLENOFF

/s/ Douglas S. Ellenoff

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Exhibit A

____________ ___, 2021

VIA ELECTRONIC MAIL

Mr. Douglas Ellenoff

Re: Piggyback Registration Rights

Dear Doug:

We wish to welcome you as a new member of the board of directors (the “Board”) of Orbsat Corp (the “Company”) and look forward to your contributions to the future endeavors of the Company! As you know as a member of the Board, from time to time, you will receive securities of the Company (the “Securities”) as consideration for your services. In connection with the issuance of the Securities, the Company grants you the following piggyback registration rights:

If the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its account or the account of others under the Securities Act of 1933, as amended, of any of its equity securities, the Company shall send to you a written notice of such determination and if, within fifteen (15) calendar days after the date of such notice, you shall so request in writing, the Company shall include in such registration statement all or any part of the Securities that you request to be registered; provided, however, in the event that the offering is a firm-commitment underwritten offering, the Company may exclude all or part of the Securities if so requested in writing by the lead underwriter of such offering. If less than all of the Securities are required to be excluded, then such cutbacks shall be allocated pro-rata among the other members of the Board requesting to be included. In the case of inclusion in a firm-commitment underwritten offering, you must sell the Securities on the same terms set by the underwriters for securities to be sold for the account of the Company.

Please confirm your understanding to the terms set forth above.

Sincerely,

ORBSAT CORP

By:

Acknowledged and Agreed to:

Douglas Ellenoff

Exhibit B

INDEMNITY AGREEMENT

This Indemnity Agreement, is made and entered into effective as of __________ ___, 2021 (“Agreement”), by and between Orbsat Corp, a Nevada corporation with offices at 18851 N.E. 29th Ave, Suite 700, Aventura, FL 33180 (the “Company”), and Douglas S. Ellenoff (“Indemnitee”).

WHEREAS, the adoption of the Sarbanes-Oxley Act of 2002 and other laws, rules and regulations being promulgated have increased the potential for liability of officers and directors; and

WHEREAS, the Board of Directors of the Company (“Board”) has determined that the ability to attract and retain such persons is in the best interests of the Company’s shareholders; and

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of Article VII of the Bylaws of the Company, and Article VII of the Company’s Amended and Restated Articles of Incorporation, and any resolutions adopted pursuant thereto and shall neither be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve on behalf of the Company as Vice Chairman of the Board and Chief Business Development Strategist of the Company pursuant to that certain Employment Agreement between Indemnitee and the Company dated August 24, 2021 (the “Employment Agreement”) on the condition that he be indemnified according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1 “Change in Control” means a change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (“Act”), whether or not the Company is then subject to such reporting requirement provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date hereof (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a person who is an officer or director of the Company on the date hereof (and any of such person’s affiliates), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which (A) members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter or (B) the voting securities of the Company outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such transaction with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board.

1.2 “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, agent or fiduciary of any other enterprise if Indemnitee is or was serving as a director, officer, employee, agent or fiduciary of such enterprise and (A) such enterprise is or at the time of such service was an affiliate of the Company, (B) such enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate of the Company or (C) the Company or an affiliate of the Company directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

1.3 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.4 “Expenses” means all reasonable attorneys’ fees, retainers, court costs (including trial and appeals), transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, appealing, preparing to appeal, investigating, or being or preparing to be a witness in a Proceeding.

1.5 “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any other matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Except as provided in the first sentence of Section 9.3 hereof, Independent Counsel shall be selected by (a) the Disinterested Directors or (b) a committee of the Board consisting of two or more Disinterested Directors or if (a) and (b) above are not possible, then by a majority of the full Board.

1.6 “Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether conducted by or on behalf of the Company or any other party, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement.

2.	Services by Indemnitee.

Indemnitee has agreed to serve as Vice Chairman of the Board and Chief Business Development Strategist of the Company pursuant to the Employment Agreement. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

3.	Indemnification - General.

The Company shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as any amendment to or interpretation of applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

4.	Proceedings Other Than Proceedings by or in the Right of the Company.

Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of his Corporate Status, he is, was or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Agreement, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

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5.	Proceedings by or in the Right of the Company.

Indemnitee shall be entitled to the rights of indemnification provided in this Agreement if, by reason of his Corporate Status, he was or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Agreement, Indemnitee shall be indemnified against amounts paid in settlement and Expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification under this paragraph shall be made in respect of (1) a threatened or pending Proceeding which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such Proceeding shall have been brought, was brought or is pending, shall determine, upon application, that Indemnitee is fairly and reasonably entitled to indemnity for such portion of the settlement amount and Expenses as the court deems proper.

6.	Indemnification for Expenses of Party Who is Wholly or Partly Successful.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses (and, when eligible hereunder, amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses (and, when eligible hereunder, amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the term “successful, on the merits or otherwise,” includes, but is not limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against him, and (ii) the expiration of 90 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement.

7.	Indemnification for Expenses as a Witness.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

8.	Advancement of Expenses and Other Amounts.

The Company shall advance all Expenses, judgments, penalties, fines and, when eligible hereunder, amounts paid in settlement, incurred by or on behalf of Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses, judgments, penalties, fines and amounts paid in settlement, incurred by Indemnitee and shall include or be preceded or accompanied by an agreement by or on behalf of Indemnitee to repay any Expenses, judgments, penalties, fines and amounts paid in settlement advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, judgments, penalties, fines and, when eligible hereunder, amounts paid in settlement. In connection with any request for advancement of Expenses, judgments, penalties, fines and amounts paid in settlement, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. The Company’s obligation in respect of the advancement of Expenses, judgments, penalties, fines and amounts paid in settlement in connection with a criminal Proceeding in which Indemnitee is a defendant shall terminate at such time as Indemnitee pleads guilty or is convicted after trial and such conviction becomes final and no longer subject to appeal. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

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9.	Procedure for Determination of Entitlement to Indemnification.

9.1 To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

9.2 Upon written request by Indemnitee for indemnification pursuant to Section 9.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in such case: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the shareholders, in which case in the manner provided for in clauses (ii) or (iii) of this Section 9.2) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, at the election of the Company, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority of a committee of the Board consisting of two or more Disinterested Directors, or (C) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the shareholders of the Company, by a majority vote of a quorum consisting of shareholders who are not parties to the proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to such proceeding; or (iii) as provided in Section 10.2 of this Agreement. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

9.3 If a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee (or the Board, as the case may be) shall give written notice to the other party advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9.2 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 11.1(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

10.	Presumptions and Effects of Certain Proceedings.

10.1 In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.

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10.2 If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, however, that the foregoing provisions of this Section 10.2 shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 9.2 of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement. In connection with each meeting at which a shareholder determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. The Company shall afford the Indemnitee ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification in any Company proxy statement relating to such shareholder determination. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse the Indemnitee.

10.3 The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

10.4 Reliance as Safe Harbor.

For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Company, or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or of an independent certified public accountant or an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth herein. Whether or not the foregoing provisions of this Section 10.4 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

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11.	Remedies of Indemnitee.

11.1 In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of indemnification is to be made by Independent Counsel pursuant to Section 9.2 of this Agreement and such determination shall not have been made and delivered in a written opinion within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Florida, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses, judgments, penalties, fines or, when eligible hereunder, amounts paid in settlement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

11.2 In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

11.3 If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

11.4 The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

11.5 In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the articles of incorporation or by-laws of the Company now or hereafter in effect, or for recovery under directors’ and officers’ liability insurance policies maintained by the Company, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive less than all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing expenses to Indemnitee, subject to and in accordance with Section 8.

12.	Procedure Regarding Indemnification.

With respect to any Proceedings, the Indemnitee, prior to taking any action with respect to such Proceeding, shall consult with the Company as to the procedure to be followed in defending, settling, or compromising the Proceeding and may not consent to any settlement or compromise of the Proceeding without the written consent of the Company (which consent may not be unreasonably withheld or delayed). The Company shall be entitled to participate in defending, settling or compromising any Proceeding and to assume the defense of such Proceeding with counsel of its choice and shall assume such defense if requested by the Indemnitee. Notwithstanding the election by, or obligation of, the Company to assume the defense of a Proceeding, the Indemnitee shall have the right to participate in the defense of such Proceeding and to employ counsel of Indemnitee’s choice, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel has been authorized in writing by the Company, or (ii) the Indemnitee has reasonably concluded that there may be defenses available to him which are different from or additional to those available to the Company (in which latter case the Company shall not have the right to direct the defense of such Proceeding on behalf of the Indemnitee), in either of which events the fees and expenses of not more than one additional firm of attorneys selected by the Indemnitee shall be borne by the Company. If the Company assumes the defense of a Proceeding, then counsel for the Company and Indemnitee shall keep Indemnitee reasonably informed of the status of the Proceeding and promptly send to Indemnitee copies of all documents filed or produced in the Proceeding, and the Company shall not compromise or settle any such Proceeding without the written consent of the Indemnitee (which consent may not be unreasonably withheld or delayed) if the relief provided shall be other than monetary damages and shall promptly notify the Indemnitee of any settlement and the amount thereof.

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13.	Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Contribution.

13.1 The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the articles of incorporation or by-laws of the Company, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

13.2 To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

13.3 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

13.4 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13.5 If a determination is made that Indemnitee is not entitled to indemnification, after Indemnitee submits a written request therefor, under this Agreement, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such Expenses, judgments, fines or amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or amounts paid in settlement. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations. The determination as to the amount of the contribution, if any, shall be made by: (i) a court of competent jurisdiction upon the application of both the Indemnitee and the Company (if the Proceeding had been brought in, and final determination had been rendered by such court); (ii) the Board by a majority vote of a quorum consisting of Disinterested Directors; or (iii) Independent Counsel, if a quorum is not obtainable for purpose of (ii) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

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14.	Duration of Agreement.

This Agreement shall continue until and terminate upon the later of: (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement hereunder and or any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, heirs, executors, personal representatives and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

15.	Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.	Entire Agreement.

This Agreement constitutes the entire agreement between the Company and the Indemnitee with respect to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussion, both written and oral, between the parties hereto with respect to such subject matter (the “Prior Agreements”); provided, however, that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 15 hereof, then (i) this Agreement shall not be deemed to have superseded any Prior Agreements; (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement; and (iii) the Indemnitee shall be entitled to maximum indemnification benefits provided under any Prior Agreements, as well as those provided under applicable law, the articles of incorporation or by-laws of the Company, a vote of shareholders or resolution of directors.

17.	Exception to Right of Indemnification or Advancement of Expenses.

17.1 Except as provided in Section 11.5, Indemnitee shall not be entitled to indemnification or advancement of Expenses, judgments, penalties, fines and amounts paid in settlement under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

17.2 Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

18.	Covenant Not to Sue; Limitation of Actions; Release of Claims.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date of accrual of such cause of action and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by the filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action, such shorter period shall govern.

19.	Identical Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

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20.	Headings.

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.	Modification and Waiver.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22.	Notice by Indemnitee.

Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating any Proceeding or matter which may be subject to indemnification or advancement of Expenses, judgments, penalties, fines or amounts paid in settlement covered hereunder. The failure to notify the Company on a timely basis shall not constitute a waiver of Indemnitee’s rights under this Agreement, except to the extent that such failure or delay (i) causes the amounts paid or to be paid by the Company to be greater than they otherwise would have been, (ii) adversely affects the Company’s ability to obtain for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee, or (iii) otherwise results in prejudice to the Company.

23.	Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:

Douglas Ellenoff, at the address reflected in his most recent Form W-4 on file with the Company

With a copy that shall not constitute notice to:

Barry I. Grossman, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Fax: (212) 370-7889

Email: bigrossman@egsllp.com

If to the Company, to:

Orbsat Corp

Attn: Chares M. Fernandez, CEO and Executive

Chairman 18851 N.E. 29th Ave, Suite 700

Aventura, FL 33180

With a copy that shall not constitute notice to:

Ralph V. De Martino, Esq.

Schiff Hardin LLP

901 K Street NW, Suite 700

Washington, DC 20001

Email: RDeMartino@schiffhardin.com

or to such other address or such other person as Indemnitee or the Company shall designate in writing in accordance with this Section, except that notices regarding changes in notices shall be effective only upon receipt.

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24.	Governing Law.

The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and performed in that state without giving effect to the principles of conflicts of laws. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Florida and the federal courts within Florida for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the United States District Court for the Southern District of Florida and any Florida State court within Miami-Dade County.

25.	Mutual Acknowledgment.

Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future in certain circumstances to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee.

26.	Miscellaneous.

Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ORBSAT CORP

By:
Name:	Charles M. Fernandez
Title:	Chief Executive Officer and Executive Chairman

INDEMNITEE

Douglas S. Ellenoff

[Signature Page to Indemnification Agreement]

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